EXHIBIT 10

                    NONQUALIFIED STOCK OPTION AWARD AGREEMENT
                       UNDER THE SPEIZMAN INDUSTRIES, INC.
                         NONQUALIFIED STOCK OPTION PLAN


         THIS AWARD AGREEMENT is made and entered into effective as of the 19th day of November, 1997 (the "Effective Date"), by and between SPEIZMAN INDUSTRIES, INC., a Delaware corporation (the "Company"), and JOSEF SKLUT (the "Optionee").

         WHEREAS, the Optionee is a valuable and trusted employee of the Company; and

         WHEREAS, the Committee considers it desirable and in the best interests of the Company that the Optionee be given an opportunity to acquire a proprietary interest in the Company as an incentive to advance the interests of the Company; and

         WHEREAS, the Committee desires to grant the Optionee a nonqualified stock option to purchase shares of the common stock of the Company (the "Stock"), in accordance with the Speizman Industries, Inc. Nonqualified Stock Option Plan adopted by the Company effective as of September 21, 1995, and approved by the stockholders of the Company on November 16, 1995, and as subsequently amended (the "Plan") (capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them under the
Plan).

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

         1. Grant of Nonqualified Stock Option. The Company hereby grants to the Optionee a nonqualified stock option (the "Option") to purchase 10,000 shares of Stock (the "Shares") at the purchase price of $6.3125 per share in the manner and subject to the terms and conditions hereinafter provided.

         2. Time of Exercise of Option. The Option shall become exercisable in full beginning November 19, 1998. No part of the Option shall become exercisable following the Optionee's Termination of Employment. In the event of the Optionee's Termination of Employment prior to such date on which the Option becomes exercisable, the Option shall terminate. Subject to the termination provisions set forth in Section 5 below, to the extent the Option has become exercisable, it may be exercised, in whole or in part, at any time and from time to time but not later than November 18, 2007 (the "Exercise Period").

         3. Method of Exercise. The Option shall be exercised by written notice directed to the Committee, a form of which is attached hereto as Exhibit A and incorporated herein by reference, accompanied by a check in payment of the price specified in Section 1 above for the number of Shares specified in the notice. As soon as practicable following receipt of such notice from the Optionee, the Committee shall notify the Optionee of any payment or other allocation required under Section 4 below. Upon notice from the Committee that the Optionee has paid the price specified in Section 1 above and paid or made any allocation required under Section 4 below, the Company shall make immediate delivery of such Shares; provided that if any law or regulation


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requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action.

         4. Payment to Satisfy Withholding Obligations. Notwithstanding any other provision of this Award Agreement, any rights of the Optionee to exercise the Option shall be conditioned upon the Optionee forwarding to the Company, in addition to the price per share specified in Section 1 above, cash payment of an amount equal to the amount the Company is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with such exercise of the Option, if any, as determined by the Committee in its discretion. The amount of such payment shall be communicated to the Optionee by the Committee as soon as practicable following the Committee's receipt of the notice specified in Section 3. In lieu of payment specified in this Section 4, the Committee may in its discretion agree with the Optionee to another means of satisfying the Company's withholding obligation in connection with the exercise of the Option.

         5. Termination of Option. Except as otherwise stated herein, the Option shall terminate and cease to be exercisable upon the first to occur of the following:

         (a) the date all Shares available for purchase under this Award Agreement have been so purchased;

         (b) upon the Optionee's Termination of Employment if the Option is not fully exercisable at the time of such Termination of Employment;

         (c) if the Option is exercisable upon the Optionee's Termination of Employment, upon the expiration of two (2) years following such Termination of Employment; and

         (d) upon the expiration of the Exercise Period set forth in Section 2 above.

         Notwithstanding the foregoing, in the event of the Optionee's death following the Optionee's Termination of Employment while the Option is still exercisable, the Option may be exercised and shall not terminate until the earlier to occur of two (2) years following such death, the date all Shares available for purchase under this Award Agreement have been so purchased and the expiration of the Exercise Period set forth in Section 2 above.

         6. Rights Prior to Exercise of Option. The Optionee shall have no rights as a stockholder with respect to the Shares except to the extent he has exercised the Option, paid the Option price for such Shares, and received delivery of such Shares as herein provided.

         7. Non-Transferable. During the Optionee's lifetime, the Option shall be exercisable only by him and neither it nor any right thereunder shall be transferable except by will or laws of descent and distribution (and shall be exercisable by such transferee only as provided in Sections 2 and 5 above), or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment,



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execution or similar process upon the rights or interest hereby conferred, the
Committee may terminate the Option by notice to the Optionee, and the Option shall thereupon become null and void.

         8. Binding Effect. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         9. Gender and Number. All terms used in this Award Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         10. Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Award Agreement and any term or provision of the Plan as in effect from time to time, such term or provision of the Plan shall control.

         11. Additional Terms or Conditions. The additional terms and conditions as set forth on the following riders attached hereto are incorporated herein and made a part of this Award Agreement as if set forth herein: None .

         12. Entire Agreement. This Award Agreement (including the Plan which is incorporated herein by reference and all additional riders incorporated by
Section 11 above) sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Option and the Shares, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option or the Shares other than as set forth therein or herein. This Award Agreement supersedes and replaces any and all prior agreements between the parties hereto with respect to the Option or the Shares. This Award Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Option and the Shares.

         13. Invalid or Unenforceable Provision. The invalidity or unenforceability of any particular provision of this Award Agreement shall not affect the other provisions hereof, and this Award Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         14. Governing Law. This Award Agreement shall be construed and enforced in accordance with the laws of North Carolina.

         15. Miscellaneous.

             (a) Neither the granting of the Option, the exercise thereof nor any other provision of this Award Agreement shall be construed as conferring upon the Optionee any right to continue in the employment of the Company, or as interfering with or restricting in any way the right of such corporations to terminate such employment at any time.



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             (b) The Company, the Committee and any employees or agents thereof are relieved from any liability for the non-issuance or non-transfer, or any delay in the issuance or transfer, of any of the Shares which results from the inability of the Company to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction all requisite authority to issue or transfer the Stock of the Company in satisfaction of the Option if counsel for the Company deems such authorization necessary for the lawful issuance or transfer of any such Shares.

             (c) The Optionee represents and warrants that no Shares acquired by exercise of the Option shall be sold or otherwise disposed of in violation of any federal or state securities law or regulation. Certificates evidencing the Shares issuable upon exercise of the Option may contain a legend regarding resale limitations, including the requirement that the Optionee deliver an opinion of counsel to the Company.

             (d) The Option shall be exercised in accordance with the terms of the Plan and such administrative regulations as the Committee may from time to time adopt. All decisions of the Committee with respect to the interpretation, construction and application of the Plan and/or this Award Agreement shall be conclusive and binding upon the Optionee and all other persons.

             (e) The Committee shall be entitled to amend this Award Agreement at any time provided that the Award Agreement, as amended, is consistent with the provisions of the Plan.

             (f) The Optionee represents, warrants and covenants that he has not relied upon the Committee, the Company, or an employee or agent of the Company with respect to any tax consequences related to the grant or exercise of the Option, or the disposition of Shares purchased pursuant to exercise of the Option. The Optionee acknowledges that, as a result of the grant and/or exercise of the Option, the Optionee may incur substantial tax liability. The Optionee assumes full responsibility for all such consequences and the filing of all tax returns and elections the Optionee may be required to or find desirable to file in connection therewith. In the event any valuation of the Option or Shares purchased pursuant to its exercise must be made under federal or state tax laws and such valuation affects any return or election of the Company, the Optionee agrees that the Company may determine such value and that the Optionee will observe any determination so made by the Company in all returns and elections filed by the Optionee.

         IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed effective as of the day and year first above written.

                            SPEIZMAN INDUSTRIES, INC.

                            By: /s/ Robert S. Speizman
                               --------------------------------------
                               Robert S. Speizman, President


                               OPTIONEE:

                               /s/ Josef Sklut                   (SEAL)
                               ----------------------------------
                               Josef Sklut



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                                    EXHIBIT A


Speizman Industries, Inc.
508 West Fifth Street
Charlotte, NC  28231

Attention:  Stock Option Committee

         Re:  Exercise of Option

Dear Committee Members:

         Pursuant to the terms and conditions of the Nonqualified Stock Option Award Agreement effective as of _________________, 19__ (the "Award Agreement") between __________________________ and Speizman Industries, Inc. (the "Company"), I hereby agree to purchase _______ shares of the Common Stock of the Company and tender payment in full for such shares in accordance with the terms of the Award Agreement.

         I hereby reaffirm that the representations and warranties made in the Award Agreement are true and correct on the date hereof as if made on the date hereof.

                                           Very truly yours,



                                           --------------------------------
                                           Print Name:______________________

Date:________________